     UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-1

  REGISTRATION STATEMENT
  UNDER THE SECURITIES ACT OF 1933

China Inc.

Nevada	3674	61-1612547
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

China Inc.,
12520 A1 Westheimer #138
Houston, Texas 77077
Tel: 281-776-9100  Fax: 281-776-9101
( Name, address, including Zip Code, and telephone number, including area code, of the registrant)

 MyNevadaResidentAgent.com
2840 Highway 95 Alt S#7,
Silver Springs, NV 89429
Tel: (775) 577-5300   Fax: (775) 546-9955

( Name, address, including Zip Code, and telephone number, including area code, of agent for service)
Send copies to:
TRIEU LAW, LLC
537 Holmes Blvd., Suite A
Gretna, Louisiana 70056
Tel: (504) 301-4525  Fax: (504) 301-4683

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X ]

If this Form is filled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filler, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [  ]                 Accelerated filer [  ]
Non-accelerated filer [  ]                     Small reporting company [X ]

CALCULATION OF REGISTRATION FEES

Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price	Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	30,000,000	$0.01	$300,000	$21.39

[1] Estimated solely for purposes of calculating the registration fee in accordance with Rule 457.

In the event of a stock split, stock dividend or similar transaction involving our common stock, thnumber of shares registered shall automatically be increased to cover the additional shares of cocommon stock issued pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEALER PROSPECTUS DELIVERY OBLIGATION
Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            PROSPECTUS SUMMARY
TM
         China Inc.,

Shares of Common Stock
5,000,000 minimum – 30,000,000 Maximum

Before this Offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 5,000,000 and a maximum of 30,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.01 per share. In the event that 5,000,000 shares are not sold within the 90 days, all money received by us will be promptly returned to you without interest or deduction of any kind.  If at least 5,000,000 shares are sold within 90 days, all money received by us will be retained by us and there will be no refund.  Funds will be held in a separate account.  The foregoing account is not an escrow, trust, or similar account.  It is merely a separate account under our control where we will segregate your funds. There is no minimum purchase requirement. Our common stock will be sold by Tian Jia, our sole officer and director. She will not receive any commissions or proceeds from the offering for selling shares on our behalf. Investing in our common stock involves risks. see "Risk Factors" Pg.5.

	Offering Price	Expenses	Proceeds To Us
Per Share – Minimum	$0.01	$0.005	$0.005
Per Share – Maximum	$0.01	$0.0008	$0.0092
Minimum	$50,000	$2,500	$47,500
Maximum	$300,000	$2,500	$297,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________.

                           TABLE OF CONTENTS

PART 1- Prospectus	Page
Prospectus Summary	3
Summary of Financials	3-4
Risk Factors	4-9
Use of Proceeds	10
Determination of Offering Price	10
Dilution	10-11
Selling Security Holders	12
Plan of Distribution	12-13
Description of Securities to be registered	14-15
Interests of Name Experts and Counsel	16
Description of Business	16-17
Description of Property	18
Legal Proceedings	18
Common Equity and related stockholders information	19
Management’s Discussion and Analysis	20-22
Director and executive officers	23
Executive Compensation	23
Security ownership of Certain Beneficial owners	24
Disclosure of Commission Position on Indemnification	25
Part 11- Information not required in Prospectus
Other expenses of Issuance and Distribution	26
Indemnification of Directors and Officers	26
Recent Sales of Unregistered Securities	26
Financial Statements Schedules	F1-F9
Undertakings	27-30
Signature	31

[Our Research Project(s)]
Our on-going research project indicates that Cadmium telluride (CdTe) is the solution to challenges facing solar Power.

Challenges Facing Solar Power
            The solar power industry must overcome the following challenges to achieve widespread commercialization of its products:

•
Decrease Per Kilowatt-hour Cost to Customer.     In most cases, the current cost of solar electricity is greater than the cost of retail electricity from the utility network. While government programs and consumer preferences have accelerated the use of solar power for on-grid applications, product cost remains one of the largest impediments to growth. To provide an economically attractive alternative to conventional electricity network power, the solar power industry must continually reduce manufacturing and installation costs.

•
Achieve Higher Conversion Efficiencies.     Increasing the conversion efficiency of solar cells reduces the material and assembly costs required to build a solar panel with a given generation capacity. Increased conversion efficiency also reduces the amount of rooftop space required for a solar power system, thus lowering the cost of installation per consumer.

•
Improve Product Appearance.     We believe that aesthetics are a barrier to wider adoption of solar power products particularly among residential consumers. Historically, residential and commercial customers have resisted solar power products, in part, because most solar panels are perceived as unattractive.

Our on-going research and development projects have discovered cadmium telluride (CdTe) as the semiconductor material which makes it affordable to convert solar energy into the type of electricity for every American family.

Our research project indicates that solar cells become less efficient at converting solar energy into electricity as their cell temperatures increase. However, the efficiency of CdTe, the semiconductor used, is less susceptible to cell temperature variations than traditional semiconductors. CdTe also converts low and diffuse light to electricity more efficiently than conventional cells.  As a result, our future solar panels using the CdTe could cost at or below $1.00 per watt.

Our solar PV Modules will incorporate micron amounts of cadmium telluride (CdTe). Once compounded and encapsulated in our PV modules, CdTe proves optimal for converting sunlight to useful electricity. The semiconductor material is effectively sequestered within the module throughout its 25+ year lifetime.

"Support our on-going research and development project(s) for CdTe and help us build a green America." said Tian Jia, CEO

·Our Products
·Anti-reflective Solar Glass
·Ningbo solar modules use a textured cell surface and tempered glass for solar use only to reduce reflection of sunlight. An anti-reflective coating provides a uniform blue color and increases the absorption of light in all weather conditions.
·
·Long service life
·Ningbo Solar modules will last for at least 25 years. The manufacturer, Ningbo Solar, will provide 5 years warranty on material and workmanship and guarantee their output at 90% after 10 years and 80% after 25 years.
·Excellent construction
·Ningbo Solar modules have been encapsulated with the greatest care: they resist corrosion caused by rain, water and gas. Their anti shock performance makes them resist to hail and work under atrocious weather conditions where temperature changes quickly.
·Real life examples
·Ningbo Solar modules have been applied in many areas, such as building roofs, photovoltaic power plants and telecommunication stations. Our modules are exported globally and we continue to maintain an already outstanding reputation.
·Proven Quality
Ningbo modules have passed several international quality tests and granted with certificates such as CE/IEC 61730//TUV safety class II and UL. Factories follow stringent ISO 9001-2000

ITEM 3. SUMMARY INFORMATION, RISK FACTORS.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment decision, including" Risk Factors" and the financial statements and the related notes. References in this Prospectus to “China Inc.,”, “Company”, “we”, “our”, or “us” refer to China Inc.

OUR BUSINESS
China Inc. was incorporated on May 30, 2008 in the State of Nevada. Our main business is the sale and distribution of solar panels and inverters through the internet in North America; research and development of alternative semiconductor materials such as, CdTe and other strategic minerals, for more efficient PV solar panels. Our website address is: www.valorsolar.com .

We have entered into supply agreements with manufacturers of solar products.   We are selling solar power products including solar panels and inverters. Our distribution and supply agreements provide us with strategic and competitive advantages, including volume purchase discounts and other arrangements. We have filed our trademarks for our logo. Initially, we are selling other vendors' and manufacturers' products through the internet and trade shows and conduct research and development for alternative semiconductor materials such as, CdTe and other strategic minerals, for more efficient PV solar panels. One of our goals is to have our own brand solar panels manufactured through our Original Equipment Manufacturers ("OEM") arrangements in China.

China Inc. is a development stage company that has commenced its planned operations. The operations of the Company to date have been devoted primarily to start-up activities and, research and development activities, which include the following:

•	Formation of the Company:
•	Development of our business Plan;
•	Marketing research ;
•	Research and Development of CdTe and other strategic minerals;
•	Entering into a distribution Agreement with Ningbo Solar Inc.,
•	Beginning the process of creating a website and registering our trademarks;
•	Developing our OEM products under the brand name of Valor Solar"TM"

The Company believes that by raising $50,000 minimum or $300,000 maximum through the sale of common equity is sufficient for the Company to become operational and sustain operations for the next twelve (12) months. We believe that the sales of solar panels through the internet will be sufficient to support our ongoing operations.

Our principal executive office is located at 12520 A1 Westheimer #138, Houston, Texas 77077. Our telephone number (281) 776-9100. Our Fax number: (281)-776-9101. Our registered agent for service of process is MynevadaResidentAgent.com of Nevada, located at 2840 Highway 95 Alt S#7, Silver Springs, NV 89429. Our fiscal year end is June 30.

THE OFFERING
Following is a brief summary of this offering:

Securities being offered	Up to 30,000,000 shares of common stock, par value $0.0001
Offering price per share	$ 0.01
Offering period	The shares are being offered for a period not to exceed 90 days
Net proceeds to us	$47,500 assuming the minimum number of shares is sold. $297,500 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, research and development, implementation of our business plan, and working capital.
Number of shares outstanding before the offering	45,000,000
Number of shares outstanding after the offering if all of the shares are sold	75,000,000

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of June 30, 2010
(Audited)
Balance Sheet
Total Assets	$96,624
Total Liabilities	$25,250
Stockholders’ Equity	$71,374
Period from
May 30, 2008 (date of inception) to
June 30, 2010 (Audited)
Income Statement
Revenue	$-0-
Total Expenses	$12,564
Net Profit/Loss	$(12,564)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

(A)   RISKS RELATED TO CHINA INC.,

(1) Because we have only recently commenced business operations, we face a high risk of business failure.

We have only recently commenced business operations. It is not possible at this time to predict success with any degree of certainty due to problems associated with the commencement of a new business. An investor should consider the risks, expenses and uncertainties that a development stage company like ours faces. There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan.

(2)  The company may not be able to generate revenues.

We expect to earn revenues based on our business plans. In the opinion of our officer and director, we reasonably believe that the Company will begin to generate revenues within twelve months from the effective date of this registration. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plans may result in failure of our business.

 (3) We may not be able to recoup our research and development expenditures if the application of Cadmium telluride ( CdTe), as a semiconductor, could not be widely tested for Solar Panel modules.

The Company has initiated research and development for CdTe  as a semiconductor for the solar energy industry. The application of CdTe has not been widely accepted for solar panel modules. We may not able to recoup our research and development expenditures if the application of CdTe could not met its intended usages.

(4) We may not be able to timely adopted our Original Equipment Manufacturers "OEM"  products with our manufacturers in China.

The Company has initiated discussions with OEM in China regarding the manufacture of our brand products. The delay of testing and approval of OEM products by third parties testing and laboratories in the United States could substantially delayed the implementation of our brand solar panel products.

(5) We may not be able to attain profitability without additional funding, which may be unavailable.

The company has limited capital resources. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems.  Liquidity and solvency problems may force us to go out of business if additional financing is not available.

(6) Our forecasts are highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy.

Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses we project will, in fact, be received or incurred.

(7) The costs, expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot acquire additional equity or debt financing, the cost of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

(8) Our auditors have expressed going concern opinions on our financial statements.

Primarily as a result of our recurring losses and lack of liquidity, the report of the independent registered public accounting firm regarding our respective audited financial statements as of June 30, 2010 expressed substantial uncertainty as to our abilities to continue as a going concern.

(9) Because our officer will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations.

Our sole officer and director, Tian Jia, will only be devoting limited time to our operations.  She will be devoting approximately 15 hours per week of her time to our operations. Because our officer will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

(10) We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash  dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

(11)  We will be subject to evolving and expensive corporate governance regulations and requirements. Our failure to adequately adhere to these requirements or the failure or circumvention of our controls and procedures could seriously harm our business.

As a publicly traded company, we are subject to various federal, state and other rules and regulations, including applicable requirements of the Sarbanes-Oxley Act of 2002. Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure controls and procedures and our internal control over financial reporting. Our internal controls and procedures may not be able to prevent errors or fraud in the future. Faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established controls and procedures, may make it difficult to us to ensure that the objectives of the control system are met. A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business and results of operations.

(12). As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

B. Risks Related to E-Commerce Industry

(13) Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business.

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

(14) Evolving regulation of the Internet may adversely affect us.

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies.  Any new regulations which restrict our business could harm or cause our business to fail.

(15) We face intense competition.

Our businesses are rapidly evolving and intensely competitive, and we have many competitors, including retail, e-commerce retailers. Many of our current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. They may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, fulfillment, and marketing.

(16)  A permanent loss of data or a permanent loss of service on the Internet will have an adverse effect on our operations and will cause us to cease doing business.

Our computer and communications systems could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders and providing services, which would make our product and service offerings less attractive.

C. RISKS RELATED TO THIS OFFERING

(17) We may raise additional capital and thereby further dilute the total number of shares currently outstanding.

We may need to raise additional capital by issuing additional shares of common stock, which will increase the number of common shares outstanding. The issuance of additional equity securities by the Company may result in a dilution in the equity interest of its current stockholders.

(18)  Because our common stock is likely to be considered " penny stock," our trading will be subject to regulatory restrictions.

Our common stock is currently, and in the near future will likely to be considered a " penny stock. ". The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in " penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 ( other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchase and receive the purchaser's written agreement to the transaction. These disclosure and other requirements may adversely affect the trading activity in the secondary market for our common stock.

(19) There is no current trading market for our Securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficult selling their common stock should they desire to do so.

(20) Our officers, directors and principal stockholders can exert significant influence over us and may make decision that are not in the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) collectively own approximately 100% of our outstanding common stock, and approximately 100% of our fully-diluted common stock. As a result of such ownership and the Voting agreement that is in place, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, the concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interest or the interest of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled " Risk Factors," " management's Discussion and analysis of Financial Condition and Results of Operations" and " Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as " may," will", "should," "could" "would' "predicts," 'potential," " continue," " expects," anticipates,' " future," "intends" "plans" "believes" and "estimates' and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

•	Our failure to implement our business plan within the time period we originally planned to accomplished; and
•	other factors discussed under the headings" Risk Factors," "Management's Discussion and analysis of Financial Condition and Results of Operations" and " Business".

Forward-looking Statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ITEM 4: USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: $50,000 minimum and $300,000 maximum. The table below sets forth the use of proceeds if $50,000 minimum and $300,000  maximum of the offering is sold.

	$50,000	$300,000
Gross proceeds	$50,000	$300,000
Offering expenses	$2,500	$2,500
Net proceeds	$47,500	$297,500

The net proceeds will be used as follows:

Website development	$1,000	$1,000
Marketing Research	$1,500	$1,500
Research and Development	$2,500	$52,500
Advertising	$2,500	$2,500
Merchandise	$2,500	$2,500
Working capital	$37,500	$237,500

Offering expenses consist of: (1) SEC registration fees $22 (2) Printing fees $100 (3) Accounting fees $1,000 (4) Legal Consulting Fees $278 (5) Blue Sky fees $500 (6) Transfer Agent fees $600. The foregoing are approximations. Tian Jia, our sole officer and director, has advanced us $12,750 to cover these costs.  Ms. Tian will be reimbursed from the proceeds of the offering.  The advance is evidenced by a promissory demand note dated June 15,2010 with interest at the rate of 4% per annum.

If we are able to raise $300,000, we will be able to allocate $50,000 for our on-going research project(s) for cadmium telluride (CdTe) as a semiconductor and OEM product registration and testing with the third party laboratory, United Laboratory (UL).

Working capital is the cost related to operating our office.  It is comprised of expenses for office related expenses, accounting, salaries, public reporting cost, travel, and other corporate expenses including debt and interest.

ITEM 5: DETERMINATION OF OFFERING PRICE
The price of the shares we are offering was arbitrarily determined in order for us to raise up to $300,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	our cash requirements;
•	the proceeds to be raised by the offering;
•	our lack of operating history;

ITEM 6: DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2010, the net tangible book value of our shares of common stock was a net loss of $25,250 or approximately $0.00 per share based upon 45,000,000 shares outstanding.

If 30,000,000 of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 75,000,000 shares to be outstanding will be $383,938 or approximately $0.005 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.005 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.005 per share.

After completion of this offering, if 30,000,000 shares are sold, you will own approximately 40% of the total number of shares then outstanding for which you will have made a cash investment of $300,000 or $0.01 per share. Our existing stockholders will own approximately 60% of the total number of shares then outstanding, for which they have made a non-cash contributions of totaling $83,938 or approximately $0.0019 per share.

If 5,000,000 Shares Are Sold:

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 50,000,000 shares to be outstanding will be $133,938, or approximately $0.0027 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0027 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0027 per share.

After completion of this offering, if 5,000,000 shares are sold, you will own approximately 10% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.01 per share. Our existing stockholders will own approximately 90% of the total number of shares then outstanding, for which they have made a non-cash contributions of $83,938 or approximately 0.0019 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.0019
Net tangible book value per share before offering	$(0.0019)
Potential gain to existing shareholders	$139,500
Net tangible book value per share after offering	$0.005
Increase to present stockholders in net tangible book value per share
after offering	$0.005
Capital contributions	$83,938
Number of shares outstanding before the offering	45,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	75,000,000
Percentage of ownership after offering	60%

Purchaser of Shares in this Offering 50,000,000 shares Sold

Price per share	$0.01
Dilution per share	$(0.0027)
Capital contributions	$500,000
Number of shares after offering held by public investors	50,000,000
Percentage of capital contributions by existing shareholders	21.9%
Percentage of capital contributions by new investors	78.1%
Percentage of ownership after offering	40%

Purchasers of Shares in this Offering 5,000,000 Shares Sold

Price per share	$0.01
Dilution per share	$(0.0054)
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholders	62.7%
Percentage of capital contributions by new investors	37.3%
Percentage of ownership after offering	10%

ITEM 8:  PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 5,000,000 shares of common stock minimum, 30,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers. The offering price is $0.01 per share.  In the event that 5,000,000 shares are not sold within 90 days of the effective date of our Prospectus, all money received by us will be promptly, returned to you without interest or deduction of any kind.  We will return your funds to you in the form a cashier’s check sent by FEDEX certified mail on the 91 days.  If at least 5,000,000 shares are sold within 90 days of the effective date of our Prospectus, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 90 days. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name.

Only our officer and director, Tian Jia, will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 90 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

You will not have the right to withdraw your funds during the Offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the Offering or if there is a material change in the terms of the Offering.  The following are material changes that would entitle you to a refund of your money:

•	a change in the offering price;
•	a change in the minimum sales requirement;
•	a change in the amount of proceeds necessary to release the funds held in the separate bank account;
•	a change to allow sales to affiliates in order to meet the minimum sales requirement; and
•	an extension of the offering period beyond 90 days.

If any of the above material changes occur, a new offering may be made by means of post-effective amendment.  We will sell the shares in this Offering through our sole officer and director, Tian Jia.  She will receive no commission from the sale of any shares.  She will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

We will sell the shares in this offering through Tian Jia, our sole officer and director. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

●	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

●	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	The person is not at the time of their participation, an associated person of a broker/dealer; and,

●
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director, Tian Jia, is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. She will continue to be sole our officer and director at the end of the Offering and have not been during the last 12 months and is currently not broker-dealer or associated with a broker-dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months. Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.

OFFERING PERIOD AND EXPIRATION DATE

This Offering will start on the date of this Prospectus declared effective by the Commission and continue for a period of up to 90 days.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check or certified funds to us for acceptance or rejection.  All checks for subscriptions must be made payable to CHINA Inc.,

RIGHT TO REJECT SUBSCRIPTION

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

ITEM 9: DESCRIPTION OF SECURITIES TO BE REGISTERED.

COMMON STOCK
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share.

NON-CUMMULATIVE VOTING
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, Tian Jia, our sole officer and director, will own approximately 60% of our outstanding shares.

CASH DIVIDENDS
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK
We are authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

VOTING RIGHTS
Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of CHINA Inc., common stock are entitled to dividends if declared by the Board of Directors out of funds legally available. CHINA Inc., does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and it will be contingent upon future earnings, if any, CHINA Inc.’s financial condition, capital requirements, general business conditions, and other factors. There can be no assurance that any dividends of any kind will ever be paid.

SHARE PURCHASE WARRANTS
We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS
We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES
We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLLE FOR FUTURE SALE
The 30,000,000 shares of common stock registered in this Offering will be freely tradable without restrictions under the Securities Act.  No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 45,000,000 issued and outstanding shares have been held since May 30, 2008, and is subject to the sale limitations imposed by Rule 144.  Under Rule 144, our officer, an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six month after her acquisition.

ANTI-TAKEOVER PROVISIONS
There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

STOCK TRANSFER AGENT
Our stock transfer agent for our securities will be Empire Stock Transfer Inc, 1859 Whitney Mesa Dr, Henderson, NV 89014.  Its telephone number is (702) 361-3033.

ITEM 10: INTERESTS OF NAMED EXPERTS AND COUNSEL.

No expert or counsel named in this  prospectus  as having  prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had ,  or is to  receive,  in  connection  with the  offering,  a  substantial interest,  directly or  indirectly,  in the  registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to June 30 , 2010, have been audited by Anton & Chia, LLP, a PCAOB Registered Audit Firm at 4340 Von Karman Avenue, Suite 150,  Newport Beach, CA 92660. Tel: (949) 769-8905.

The legal opinion rendered by our special counsel, Trieu Law LLC, 537 Holmes Blvd, Suite, A, Gretna, Louisiana 70056, Tel: (504) 351-4525 regarding the common stock of China Inc., registered on Form S-1 is as set forth in their opinion letter.

ITEM 11: INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Company Overview

China Inc. was incorporated on May 30, 2008 in the State of Nevada. Our main business is the sale and distribution of solar panels, inverters and solar hot water heaters through internet in North America and throughout the world. Our website address : www.valorsolar.com .

We have entered into supply agreements with manufacturers of solar products.   We are selling solar power products including solar panels, inverters and Solar Hot Water heaters.  Our distribution and supply agreements provide us with strategic and competitive advantages, including volume purchase discounts and other arrangements. We have filed our trademarks and logo for our brand solar panels. Initially, we are selling other vendors and manufacturers' product through the internet and trade shows. One of our goals is to have our own brand solar panels manufactured through our Original Equipment Manufacturers ("OEM") arrangement in China.

COMPETITION

The market for solar power products is competitive and continually evolving. We expect to face increased competition. We will compete with companies large and small, public and private, and some will be our suppliers as well as our competitors.  Many of our competitors have established a stronger market position than ours and have larger resources and recognition than we have.

OUR BUSINESS STRATEGIES

Our business strategy is to contract our solar panel production through our Original Equipment Manufacturers ("OEM") in China. We presently are focused on the following steps to implement our business strategy:

•	We create our brand solar panel products with our registered trademarks. We subcontract our solar panel production through the Original Equipment manufacturers ("OEM") in China.

•	We are taking advantage of low labor cost and high qualify manufacturing process in China. Consumers will be able to buy our brand solar panels at a an affordable prices.

OUR PRODUCTS

Solar Panels
Solar panels are solar cells electrically connected together and encapsulated in a weatherproof package. We purchase solar panels from manufacturers that provide excellent component quality, aggressive pricing per watt of output and strong warranties.

 Inverters
Inverters transform direct current (“DC”), electricity produced by solar panels into the more common form of alternating current (“AC”), electricity used in homes and businesses.  Inverters are used in virtually every on-grid solar power system and typically feed power either directly into the structure’s electrical circuit or into the utility grid.

VENDORS AND MANUFACTURERS

We obtained our solar panels mainly from Ningbo Solar Inc., We have signed a non-exclusive distribution agreement with them. In addition, we have entered into research and development agreement with institutions of higher learning in China.

CUSTOMER PROFILES

Our customer basis mainly from homebuilders, home remodelers, electricians, architects, government project managers, residential and commercial properties owners.

INTELLECTUAL PROPERTY

We rely on trademarks to establish and protect our intellectual property.  We have filed trademark registration applications for our logo.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our logo and other trademarks. It is difficult to monitor unauthorized use of trademarks, particularly in foreign countries where the laws may not protect our proprietary rights as fully as laws in the United States.

RESEARCH AND DEVELOPMENT

Our core competency is innovative design and development of market-focused for next generation solar energy products.  We relied our cooperation with institution of higher learning from China to provide research and development efforts.  A number of initiatives are currently under way to develop and extend our product lines to cover:

· Cadmium Telluride ( CdTe) as an alternative semiconductor;

· cost effective solar panels using alternative semiconductors;

· solar roof tiles;

· Valor solar "TM" brand OEM product lines.

THE ENERGY INDUSTRY
The production of electrical power is one of the world's largest industries.  The demand and cost for electricity is expected to increase in the coming years.

Fossil fuels are non-renewable resources, meaning that at some point the world will exhaust all known oil and natural gas reserves.  We believe the electrical utility industry and traditional oil and gas companies face many challenges in meeting the growing worldwide demand for energy, including the following:

•
Fossil Fuel Supply Constraints:   A large portion of the world's electricity is generated from fossil fuels such as coal, oil and natural gas. Limited fossil fuel supply and escalating demand for electricity should continue to drive up wholesale electricity prices, creating a need to develop new technologies for power generation.

•
Desire for Energy Security:   Given the political and economic instability in the major oil and gas producing regions of the world, governments are trying to reduce their dependence on foreign sources of fossil fuels.

GOVERNMENT REGULATION

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. We will also be required to comply with all foreign, federal, state and local regulations regarding protection of the environment.

DEPENDENCE ON GOVERNMENT SUBSIDIES AND INCENTIVES

Various subsidies and tax incentive programs exist at the federal, state and local level to encourage the adoption of solar power including capital cost rebates, performance-based incentives, feed-in tariffs, tax credits and net metering. Capital cost rebates provide funds to customers based on the cost or size of a customer’s solar power system. Government policies, in the form of regulation and incentives, have accelerated the adoption of solar technologies by businesses and consumers.

COMPLIANCE WITH ENVIROMENTAL LAWS

We are required to comply with all foreign, federal, state and local regulations regarding protection of the environment. If more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We may need to procure certain governmental and other permits to conduct our business. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend future production or cease operations. The manufacture of our potential products may use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes.

EMPLOYEES

In addition to our sole officer and director, Tian Jia, who is conducting research and development and administrative works. we have 3 part-time volunteer assistants. We will hired employees on a as needed basis.

 DESCRIPTION OF PROPERTY

We own commercial land which is intended to be developed into our warehouse and research facility in Houston, Texas. We maintained our principal office at 12520 A1 Westheimner #138, Houston, Texas 77077.

LEGAL PROCEEDINGS
Our officer and director has not been the subject of the following events:

•	Any bankruptcy petition filed by or against any business of which our officer was the general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

•
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting our officer’s involvement in any type of business, securities or banking activities.

•	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have

•	violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company with limited operations.  To meet our need for cash we are attempting to raise money from this offering.  If we raise the minimum amount through this offering, we will be able to carry out our business plans for the next 12 months. We have made arrangements with venture capital firms to assist us for equity fund raising and public relations activities.

PLAN OF OPERATION
Our plan of operations for the next twelve months is to proceed with the implementation of our BUSINESS PLAN. We will focus on generating revenue initially from selling Ningbo solar panels through our on-line website. We may require $50,000 to $300,000 in financing expanding our operations. If we raised up to $50,000, we will not construct our own warehouse. If we raised up to $300,000, we will construct our own warehouse. Our business plan within 12 months is outline below:

Goals	Projected Outcomes	Estimated Completion Date	Estimate Cost
Create corporate website	Create a brand-name corporate image	1-2 months	$2,500
Sell Ningbo Solar Panel through our website	Sell sufficient solar panels to pay our administrative expenses	2- 3 months	$2,500
Discover alternative Semiconductor materials Through research and development	On-going research and development projects for Cadmium Telluride (CdTe) as a semiconductor	3-12 months	$50,000
Create our own OEM Product lines.	Valor Solar is our brand product in the future	6-9 months	$35,000
Construct our own warehouse & research facilities	Build a warehouse on our own commercial lot	9-12 months	$150,000

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in a development stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products. To become profitable and competitive, we have to locate and negotiate agreements with manufacturers to offer their products for sale to us at pricing that will enable us to establish and sell the products to our clientele at a profit.  We have on-going discussions with venture capital firms to advise us on equity fund raising and public relation activities.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From May 30, 2008 (Inception) to June 30, 2010
During the period our incorporation in the State of Nevada, we hired attorney for the preparation of this registration statement and our auditors to opine on our financial statements. We have prepared a business plan.  We have begun the marketing research, research and development activities for thin film technology and located our Original Equipments Manufacturers (OEM) in China. We have reserved the domain name www.valorsolar.com and commenced construction of our web site. Our loss since inception was $25,250 for general and administrative expenses.

Since inception, we exchanged 45,000,000 shares of common stock to our sole officer and director for commercial land valued at $83,938.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operation. As of June 30, 2010, our total assets were $96,624,   we had $12,686 in cash and $83,938 in land holdings; and our total liabilities were $25,250.

OFF-BALANCE SHEET ARRANGEMENT

The Company has no material transactions, arrangements, obligations or other relationships with entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

GOING CONCERN
Our Independent Registered Public Accounting Firm included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

DESCRIPTION OF PROPERTY
We own a commercial lot in Houston, Texas. Our principle office is located at 12520 A1 Westheimer #138, Houston, Texas 77077

LEGAL PROCEEDING

Our officer and director have not been the subject of the following events:

•
Any bankruptcy petition filed by or against any business of which our officers were the general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

•
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting our officers’ involvement in any type of business, securities or banking activities.

•
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

NO CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There is no disagreement with our independent registered accountants.

QUALITATIVE DISCLOSURES ABOUT MARKET RISK

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

Directors, Executive officers, Promoters and control person

Name	Position held with the company	age	Date First elected or appointed
Tian Jia	CEO, CFO, Director	39	May 30, 2008

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of our director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he/she was employed.

Tian Jia, aged 39, Manchurian ethnic majority, born in Shanxi Province, China. From 1982 to 1988, her family ran a cement factory that employed more than 2,000 workers in Shanxi Province, China. During this period, she began to observe the operation in her family's cement factory and developed an interest in the construction industry. From 1990 to 1994, she studied fluid Mechanics and business administration at Harbin University. From 1995 to 2000, she worked as a project manager at Harbin Construction Company specializing in solar system home construction. From 2004 to 2007, she worked as a real estate investment consultant and property manager at Sing Xia Yuan Group. From 2008- 2010, she worked at Great Wall Builders Ltd., as the Chief Executive Officer and Chief Financial Officer. From 2008- present, she worked part-time at China Inc. as a Chief Executive Officer and Chief Financial officer. She devotes considerable time and resources for global charitable work and donations. Her hobbies include oil painting and art collections.

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last 24 months for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tian Jia	2009 2010	0	0	0	0	0	0	6,000 3, 500	6,000 3,500

COMPENSATION OF DIRECTORS TABLE

The table below summarizes all compensation paid to our directors for our last twelve months.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tian Jia	0	0	0	0	0	0	0

EMPLOYEE STOCK OPTION PLANS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors as of June 30, 2010

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of China Inc, owning 5% or more of the common stock, and shares owned by our directors and officers as of June 30, 2010.

Title of Class	Beneficiary Owner	Beneficial ownership	% of ownership
Common Stock	Tian Jia	45,000,000	100%

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. We have no standing committees regarding compensation, audit or other nominating committees. We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-B.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 30, 2008, we issued 45,000,000 shares of our common stock to Tian Jia, our sole officer and director. The shares were issued in consideration for the non-cash assets of $83,938. This transaction was conducted in reliance upon an exemption from registration provided under Section 4 (2) of the Securities Act of 1933, as amended.

As of June 30, 2010, there is a note payable to our officer, Tian Jia, in the amount of $12,750.

As of June 30, 2010, there is an accrued salary payable to our Officer, Tian Jia, in the amount of $12,500.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, amendments, schedules, under the Securities Act, with respect to the shares to be sold in this offering. The registration statement and its exhibits, as well as our other reports filed with SEC, can be inspected and copies at SEC’s public reference room at:

Security Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549-1004.

The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains in the Form S-1 and other reports. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

FINANCIAL STATEMENTS

Rep Report of Independent Registered Public Accounting Firm	F-1

Bal Balance Sheet	F-2

Statement of Operations	F-3

Stat Statement of Cash Flows	F-4

Stat Statement of Stockholders' Equity	F-5

Not Notes to Financial Statements	F6-F9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of China Inc.( the "Company") as of June 30, 2010 and 2009, stockholder's equity and for the related statements of operations, cash flows for the years then ended and for the period from May 30, 2008 ( Inception) through June 30, 2010. These financial statements are the responsibility of China Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the period from May 30, 2008 (Inception) through June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $12,564 since inception, Management's plans concerning these matters are also described in Note, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP
Newport Beach, CA
September 15, 2010

China Inc.,
(A Development Stage Company)
Condensed Balance Sheet

	June 30,	June 30
	2010	2009
	(audited)	(audited)
CURRENT ASSET
Cash	$12,686	$-
Total Current Assets	$12,686	$-

Properties	$83,938	$83,938

TOTAL ASSETS	$96,624	$83,938
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Note Payable-Related Party	$12,750	-
Accrued Salary Payable	$12,500	$6,000
TOTAL LIABILITIES	$25,250	$6,000
STOCKHOLDERS' EQUITY
Preferred stock 5,000,000 shares -0- authorized; -0- share issued and outstanding , par value of $0.0001
Common stock 75,000,000 shares authorized; 45,000,000 shares issued and outstanding, par value of $0.0001	$4,500	$4,500
	$4,500	$4,500
Additional paid-in capital	$79,438	$79,438
Deficit accumulated during development stage	$(12,564)	$(6,000)
TOTAL STOCKHOLDERS' EQUITY	$71,374	$77,938

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$96,624	$83,938

See the accompanying notes to the financial statements

China Inc.
(A Development Stage Company)
 Statement of Operations

	June 30, 2010	June 30, 2009	From May 30, 2008, (Inception) through June 30,
	(audited)	(audited)	2010
REVENUES, NET	$-	$-	$-

OPERATING EXPENSES

GENERAL AND ADMINISTRATIVE	$6,564	$6.000	$12,564

TOTAL EXPENSES	$6,564	$6,000	$12,564

LOSS FROM OPERATIONS	$(6,564)	$(6,000)	$(12,546)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(6,564)	$(6,000)	$(12,564)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	$45,000,000	$45,000,000	$0,00

See the accompanying notes to the financial statements

China Inc.
(A Development Stage Company)
Condensed Statement of Cash flows

	June 30, 2010 ( audited)	June 30, 2009 (audited)	May 30,2008 (Inception) Through June 30, 2010
OPERATING ACTIVITIES

Net Loss	$(6,564)	$(6,000)	$(12,564)
Adjustments to reconcile net loss to net cash used in operating activities
Accrued compensation	6,500	6,000	12,500
Note-Payable related Party	12,750	-	12,750
NET CASH PROVIDED BY OPERATING
ACTIVITIES	12,686	-	12,686
PROCEED FROM ISSUANCE OF COMMON STOCK	$-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$12,686	-	$12,686

NON-CASH ACTIVITIES
Issuance of Common Stock in exchange for properties	$83,938	$83,938	$83,938

See the accompanying notes to the financial statements

China Inc.,
(A Development Stage Company)
Statement of Stockholder’s Equity

	Common Shares	Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholder Equity
Balance-Inception--May 30, 2008	-	-	-	-	-
Net loss	-	-	-	-	-
Balance-June 30, 2008	-	-	-	-	-
Net loss	-	-	-	-	-
Balance-June 30, 2009	-	-	-	-	-
Common stock issued for non-cash asset at $0.0019 per share on May 30, 2009	45000000	$4,500	$79,438		$83,938

Net loss				$(12,564)	$(12,564
Balance on June 30, 2010	45000000	$4,500	$$79,438	$(12,564)	$71,374

See the accompanying and notes to the financial statements

China Inc.,
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

China Inc. (the "Company")was incorporated in Nevada on May 30,2008. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board of Accounting Standards Codification ("ASC") 915 " Development Stage Entities". In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not yet generated any revenues to date. Planned principal activities have not yet begun. As at June 30, 2010, the Company has not recognized any revenue and has accumulated operating losses of $12,564 since its inception. The Company expects to fund itself in the next twelve months by the sale of common shares. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue and profitable operations. There is no guarantee that the Company will be able to raise any equity financing or generate significant revenue or profitable operations.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

REVENUE RECOGNITION

The Company is in the development stage and has yet to realize revenues from operations. The Company will recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification ( "ASC" ) 605, " Revenue Recognition".  In all cases, revenue is recognized when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates. Significant estimates and assumptions included in the Company's financial statements relate to the estimate of loss contingencies and accrued expenses.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As of June 30, 2010, and 2009 there were no cash equivalents.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

 Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of June 30, 2010 and 2009, there are no outstanding dilutive securities.

IMPAIRMENT OF LONG LIVED ASSETS

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. As of June 30, 2010 and 2009, the Company does not believe its long-lived assets are impaired and have not recorded any impairment to its long-lived assets in the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash, accrued salary payable and notes payable-related party. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of notes payable to related party because the transactions cannot be assumed to have been consummated at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these regarding similar instruments, if any, and the associated potential costs.

Note 2. - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies China Inc., will continue to meet its obligations and continue its operations for the next fiscal year. As of June 30, 2010, China Inc. has not generated revenues and has accumulated losses of $12,564 since inception. The continuation of China Inc., as a going concern is dependent upon financial support from its stockholders, the ability of China Inc. to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realizable values may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should China Inc. be unable to continue as a going concern. Management's plans are to raise a maximum of $300,000 in equity financing through sale of its common stock and to obtain other sources of financing to develop its operations.

Note 3. -INCOME TAXES

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that, some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $12,564 on June 30,2010, and will expire in the year 2030.

On June 30 2010 and 2009, gross deferred tax assets consisted of the following:

Gross deferred tax asset (net operating loss carry-forwards)	$12,564	$6,000
Less: Valuation Allowance	$(12,564)	$(6,000)
Net Deferred Tax Asset	$

On January 1, 2009, the Company adopted Accounting for Uncertain Income taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. it also provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC740.

NOTE 4- RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 5-RELATED PARTY TRANSACTIONS

The Company owes its CEO and Director, Tian Jia, a total of $12,750, as of June 30, 2010 in the form of an unsecured convertible loan. The note is due on demand and bears an interest rate of 4% per annum. this note can be converted to the common stock of the Company at any time under the discretion of the CEO and Director.

NOTE 6- SUBSEQUENT EVENTS
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 15, 2010 the date the financial statements were available to be issued.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$22
Printing Fees	100
Accounting Fees	1,000
Legal Consulting Fees	278
Blue Sky Fees	500
Transfer Agent Fees	600
TOTAL	$2,500

ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On May 30, 2008, we issued 45,000,000 shares of our common stock to Tian Jia, our sole officer and director. The shares were issued in consideration for the non-cash assets of $83,938. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Tian Jia	May 30, 2008	45,000,000	$83,938

ITEM 16: EXHIBITS & FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Opinion of Trieu Law LLC regarding the legality of the Securities being registered.
23.1	Consent of Anton & Chia, LLP, Independent Registered Public Accounting Firm.
99.1	Subscription Agreement.

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be

iii.	reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price

iv.	represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

v.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as

5.
current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by

6.
Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

7.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (?230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no

C.
statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than

iii.
prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration

iv.
statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

8.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 15, 2010

China Inc.,

BY:	/s/Tian Jia
TIAN JIA
Principal Executive Officer, Principal Financial Officer, Treasurer, Secretary and sole member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tian Jia	Principal Executive Officer,	September 15, 2010
TIAN JIA	Principal Financial Officer, Treasurer, Secretary and sole member of the Board of Directors